UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 7, 2005 (March 2, 2005)

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee	62-0935669
(State or other jurisdiction of incorporation)	(I.R.S. employer identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01 Entry into a Material Definitive Agreement

On March 3, 2005, Pacer International, Inc. entered into an employment agreement, attached as Exhibit 10.1, with Alex Munn in connection with his promotion to Chief Operating Officer and an employment agreement, attached as Exhibit 10.2, with Ron Maillette in connection with his promotion to Chief Information Officer. Also on March 3, 2005, Pacer International, Inc. entered into an amended and restated employment agreement, attached as Exhibit 10.3, with Peter Ruotsi, the Chief Commercial Officer of Pacer Global Logistics, Inc. Attached as Exhibit 10.4 is the employment agreement dated March 3, 2005 between Pacer Global Logistics, Inc. and Randall T. Strutz in connection with his promotion to President of the Rail Brokerage Division of Pacer Global Logistics, Inc. Pacer International, Inc. or Pacer Global Logistics, Inc., whichever is the party to the employment agreement, is referred to as the “Company” in the following paragraph.

Each of the employment agreements continues in effect until terminated upon notice from the Company or the executive, as provided in the agreement. Each agreement provides for a minimum annual base salary and establishes the executive’s target bonus percentage under the Company’s annual performance bonus plan. The agreement provides that the actual amount of the annual performance bonus for a given year, if any is granted, is set by the board of directors, and the performance bonus plan for any year may be changed from time to time by the board of directors. The agreement further states that if the executive’s employment is terminated for any reason, the executive would be entitled to receive the unpaid portion of his base salary through the termination date, reimbursement for expenses incurred before the termination date, and unpaid amounts earned before the termination date under benefit programs in which he participated before the termination. In addition, each agreement provides that if the executive’s employment is terminated by the Company without “cause,” as defined in such agreement, such executive is entitled to continue to receive his base salary for a period of one year (eighteen months in the case of Mr. Munn) following the termination and a pro-rata bonus for the year in which termination occurred. All of the employment agreements include restrictive covenants for the Company’s benefit relating to the non-disclosure of the Company’s confidential business information and trade secrets; the disclosure, grant and assignment of inventions; and non-competition with regard to any business or activity that competes with the Company.

Section 5 – Corporate Governance and Management

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On March 3, 2005, Pacer International, Inc. announced that it had promoted Alex Munn from the position of Chief Information Officer to the newly created position of Chief Operating Officer. The promotion was effective as of February 1, 2005. Mr. Munn, age 56, has served as Executive Vice President and Chief Operating Officer of Pacer International, Inc. since February 2005. From August 2002 until January 2005, Mr. Munn served as Executive Vice President and Chief Information Officer of Pacer International, Inc. Mr. Munn started in May 2002 as the Chief Information Officer of Pacer Global Logistics. Prior to joining Pacer, Mr. Munn was the Vice President of Business Systems for the Coca-Cola Company’s North American Division from 2000 to 2002 and Director of Business Systems, Global Procurement & Trading of The Coca-Cola Company, Inc. from 1996 to 2000. The material terms of Mr. Munn’s employment agreement are described in the response to Item 1.01 above.

The press release announcing the promotion is furnished as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits

	10.1	Employment Agreement between Pacer International, Inc. and Alex Munn dated March 3, 2005

	10.2	Employment Agreement between Pacer International, Inc. and Ron Maillette dated March 3, 2005

	10.3	Amended and Restated Employment Agreement between Pacer International, Inc. and Peter Ruotsi dated March 3, 2005

	10.4	Employment Agreement between Pacer Global Logistics, Inc. and Randall T. Strutz dated March 3, 2005

	99.1	Press Release of Pacer International, Inc. dated March 2, 2005

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC. A Tennessee Corporation

Dated: March 7, 2005	By:	/s/ Lawrence C. Yarberry
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER
10.1	Employment Agreement between Pacer International, Inc. and Alex Munn dated March 3, 2005

10.2	Employment Agreement between Pacer International, Inc. and Ron Maillette dated March 3, 2005

10.3	Amended and Restated Employment Agreement between Pacer International, Inc. and Peter Ruotsi dated March 3, 2005

10.4	Employment Agreement between Pacer Global Logistics, Inc. and Randall T. Strutz dated March 3, 2005

99.1	Press Release of Pacer International, Inc. dated March 2, 2005.